                                    [FACE OF NOTE]

CUSIP NO.


REGISTERED
PRINCIPAL AMOUNT
No. FX -

                                   DEERE & COMPANY
                       SUBORDINATED MEDIUM-TERM NOTE, SERIES C,
                   Due from 9 Months to 30 Years from Date of Issue
                                     (FIXED RATE)



          If the registered owner of this Security (as indicated below) is The Depository Trust Company (the "DEPOSITORY") or a nominee of the Depository, this Security is a Global Security and the following two legends apply:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

ISSUE PRICE:                                    OPTION TO ELECT REPAYMENT:
                                                [ ] YES  [ ] NO

ORIGINAL ISSUE DATE:                            OPTIONAL REPAYMENT DATE[S]:

STATED MATURITY DATE:                           MINIMUM DENOMINATIONS:
                                                [ ] $1,000
                                                [ ] Other:

SPECIFIED CURRENCY:                             ADDITIONAL AMOUNTS:
United States Dollars:
  [ ] YES   [ ] NO

Foreign Currency:

EXCHANGE RATE AGENT:                            DEFEASANCE:  [ ] YES [ ] NO


OPTION TO RECEIVE PAYMENTS IN SPECIFIED         COVENANT DEFEASANCE:
CURRENCY OTHER THAN U.S. DOLLARS:                [ ] YES [ ] NO
[ ]YES   [ ] NO

INTEREST RATE:

                                                TOTAL AMOUNT OF OID:
INTEREST PAYMENT DATES IF OTHER THAN
MARCH 15 AND SEPTEMBER 15:                      YIELD TO MATURITY:


REGULAR RECORD DATES IF OTHER
THAN MARCH 1 AND SEPTEMBER 1:                   INITIAL ACCRUAL PERIOD OID:


OPTIONAL REDEMPTION:  [ ] YES   [ ] NO          OPTIONAL INTEREST RATE
                                                RESET:  [  ] YES  [  ] NO

INITIAL REDEMPTION DATE:
                                                OPTIONAL INTEREST RATE
                                                RESET DATES:
INITIAL REDEMPTION PERCENTAGE:
                                                OTHER/DIFFERENT PROVISIONS:


ANNUAL REDEMPTION PERCENTAGE REDUCTION:







SINKING FUND:

          DEERE & COMPANY, a Delaware corporation (herein referred to as the "COMPANY", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to




__________________, or registered assigns, the principal sum of
______________ on the Stated Maturity Date shown above (except to the extent redeemed or repaid prior to the Stated Maturity Date) and to pay interest, if any, thereon at the Interest Rate shown above from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest, if any, has been paid or duly provided for, semi-annually on March 15 and September 15 of each year (unless other Interest Payment Dates are shown on the face hereof) (each, an "INTEREST PAYMENT DATE") until the principal hereof is paid or made available for payment and on the Stated Maturity Date, any Redemption Date or Repayment Date (such terms are together hereinafter referred to as the "MATURITY DATE" with respect to the principal repayable on such date); PROVIDED, HOWEVER, that any payment of principal (or premium, if any) or interest, if any, to be made on any Interest Payment Date or on the Maturity Date that is not a Business Day (as defined below) shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the Maturity Date, as the case may be, and no additional interest, if any, shall accrue on the amount so payable as a result of such delayed payment. For purposes of this Security, unless otherwise specified on the face hereof, "BUSINESS DAY" means any day that is not a Saturday or Sunday and that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; PROVIDED, HOWEVER, that, if the Specified Currency from above is a foreign currency, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined) of the country issuing the Specified Currency (or, if the Specified Currency is the euro, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open). "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney and (solely in the case of the Specified Currency) Melbourne, Toronto, Frankfurt, Amsterdam, Johannesburg and Zurich, respectively.

          Any interest hereon is accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest, if any, has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid) to, but excluding, the succeeding Interest Payment Date or the Maturity Date, as the case may be. The interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture and subject to certain exceptions described herein (referred to on the reverse hereof), be paid to the person (the "HOLDER") in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (unless other Regular Record Dates are specified on the face hereof) (each, a "REGULAR RECORD DATE"); PROVIDED, HOWEVER, that, if this Security was issued between a Regular Record Date and the initial Interest Payment Date relating to such Regular Record Date, interest, if any, for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder hereof on such next succeeding Regular Record Date; and PROVIDED FURTHER that interest, if any, payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date other than the Maturity Date ("DEFAULTED INTEREST") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (the "SPECIAL RECORD DATE") for the payment of such Defaulted Interest to be fixed by the Trustee (referred to on the reverse hereof), notice whereof shall be given to the Holder of this Security not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

          Unless otherwise specified above, all payments in respect of this Security will be made in U.S. dollars regardless of the Specified Currency shown above unless the Holder hereof makes the election described below. If the Specified Currency shown above is other than U.S. dollars, the Exchange Rate Agent (referred to on the reverse hereof) will arrange to convert any such amounts so payable in respect hereof into U.S. dollars in the manner described on the reverse hereof; PROVIDED, HOWEVER, that the Holder hereof may, if so indicated above, elect to receive all or any specified portion of any payment of principal, premium, if any, and/or interest in respect of this Security in such Specified Currency by delivery of a written request to the corporate trust office of the Trustee in The City of New York, on or prior to the applicable Regular Record Date or at least sixteen days prior to the Maturity Date, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. The Holder hereof may elect to receive payment in such Specified Currency for all principal, premium, if any, and interest, if any, payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least fifteen days prior to the Maturity Date, as the case may be.

          In the event of an official redenomination of the Specified Currency, the obligations of the Company with respect to payments on this Security shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. In no event shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency shown above relative to any other currency due solely to fluctuations in exchange rates.

          Until this Security is paid in full or payment therefor in full is duly provided for, the Company will at all times maintain a Paying Agent (which Paying Agent may be the Trustee) in The City of New York (which, unless otherwise specified above, shall be the "Place of Payment"). The Company has initially appointed The Bank of New York at its corporate trust office in The City of New York as Paying Agent.

          Unless otherwise shown above, payment of interest on this Security (other than on the Maturity Date) will be made by check mailed to the registered address of the Holder hereof; PROVIDED, HOWEVER, that, if (i) the Specified Currency is U.S. dollars and this is a Global Security or (ii) the Specified Currency is a Foreign Currency, and the Holder has elected to receive payments in such Specified Currency as provided for above, such interest payments will be made by transfer of immediately available funds, but only if appropriate instructions have been received in writing by the Trustee on or prior to the applicable Regular Record Date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder may provide appropriate instructions to the Trustee, and all such payments will be made in immediately available funds to an account maintained by the payee with a bank, but only if such bank has appropriate facilities therefor. Unless otherwise specified above, the principal hereof (and premium, if any) and interest, if any, hereon payable on the Maturity Date will be paid in immediately available funds upon surrender of this Security at the office of the Trustee maintained for that purpose in the Borough of Manhattan, The City and State of New York (or at such other location as may be specified above). The Company will pay any administrative costs imposed by banks in making payments in immediately available funds but, except as otherwise provided under Additional Amounts above, any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Securities in respect of which such payments are made.

          Interest on this Security, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE, INCLUDING, WITHOUT LIMITATION, THE PROVISIONS RELATING TO THE SUBORDINATION OF THIS SECURITY TO THE COMPANY'S SENIOR INDEBTEDNESS.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.


                              DEERE & COMPANY


                              By:
                                   -------------------------------------
                                        Authorized Officer

                              Attest:
                                      ----------------------------------
                                        Secretary



Dated:                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture

                              THE BANK OF NEW YORK,
                                   as Trustee



                              By:
                                   --------------------------------------
                                        Authorized Signatory

                                  [REVERSE OF NOTE]


                                   DEERE & COMPANY
                       SUBORDINATED MEDIUM-TERM NOTE, SERIES C


          Section 1. GENERAL. This Security is one of a duly authorized issue of securities (herein called the "SECURITIES") of the Company, issued and to be issued in one or more series under an indenture, dated as of March 15, 1999, as it may be supplemented from time to time (herein called the "INDENTURE"), between the Company and The Bank of New York, Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture with respect to a series of which this Security is a part), to which indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof which is unlimited in aggregate principal amount.

          Section 2. PAYMENTS. If the Specified Currency is other than U.S. dollars and the Holder hereof fails to elect payment in such Specified Currency, the amount of U.S. dollar payments to be made in respect hereof will be determined by the Exchange Rate Agent specified on the face hereof or a successor thereto (the "EXCHANGE RATE AGENT") based on the highest bid quotation in The City of New York at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date by the Exchange Rate Agent for the purchase by the Exchange Rate Agent from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the Holder of the Securities by deductions from such payments.

          Except as set forth below, if the Specified Currency is other than U.S. dollars and the Specified Currency is not available due to the imposition of exchange controls or to other circumstances beyond the Company's control, the Company will be entitled to satisfy its obligations to the Holder of this Security by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of such Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York (the "MARKET EXCHANGE RATE") for such Specified Currency as computed by the Exchange Rate Agent on the second Business Day prior to the applicable payment date or, if the Market Exchange Rate is then not available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated above.

          All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Exchange Rate Agent shall have no liability therefor.

          All currency exchange costs will be borne by the Company unless the Holder of this Security has made the election to receive payments in the Specified Currency. In that case, the Holder shall bear its pro rata portion of currency exchange costs, if any, by deductions from payments otherwise due to such Holder.

          References herein to "U.S. DOLLARS" or "U.S. $" or "$" are to the currency of the United States of America.

          Section 3. REDEMPTION. If so specified on the face hereof, the Company may at its option redeem this Security in whole or from time to time in part in increments of $1000 (provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination specified on the face hereof) on or after the date designated as the Initial Redemption Date on the face hereof at 100% of the unpaid principal amount hereof or the portion thereof redeemed (or, if this Security is a Discount Security, such lesser amount as is provided for below) multiplied by the Initial Redemption Percentage specified on the face hereof, together with accrued interest, if any, to the Redemption Date. Such Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the redemption price is 100% of the unpaid principal amount hereof. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Securities with like tenor and terms to this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. However, if less than all the Securities of the series, of which this Security is a part, with differing issue dates, interest rates or formula and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular Securities to be redeemed and shall notify the Trustee in writing thereof at least 45 days prior to the relevant Redemption Date.

          Section 4. REPAYMENT. If so specified on the face hereof, this Security shall be repayable prior to the Stated Maturity Date at the option of the Holder on each applicable Optional Repayment Date shown on the face hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued interest, if any, to the Repayment Date. In order for this Security to be repaid, the Trustee must receive at least 30 but not more than

60 days prior to an Optional Repayment Date, this Security with the form attached hereto entitled "OPTION TO ELECT REPAYMENT" duly completed. Any tender of this Security for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Security in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination specified on the face hereof). Upon any partial repayment, this Security shall be canceled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security.

          Section 5. SINKING FUND. Unless otherwise specified on the face hereof, this Security will not be subject to any sinking fund.

          Section 6. DISCOUNT SECURITIES. If this Security (such a Security being referred to as a "DISCOUNT SECURITY") (a) has been issued at an Issue Price lower, by more than a DE MINIMIS amount (as determined under United States federal income tax rules applicable to original issue discount instruments), than the principal amount hereof and (b) would be considered an original issue discount security for United States federal income tax purposes, then the amount payable on this Security in the event of redemption by the Company, repayment at the option of the Holder or acceleration of the maturity hereof, in lieu of the principal amount due at the Stated Maturity Date hereof, shall be the Amortized Face Amount (as defined below) of this Security as of the date of such redemption, repayment or acceleration. The "AMORTIZED FACE AMOUNT" of this Security shall be the amount equal to the sum of (a) the Issue Price (as set forth on the face hereof) plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of this Security within the meaning of
Section 1273(a)(2) of the Internal Revenue Code of 1986, as amended (the "CODE"), whether denominated as principal or interest, over the Issue Price of this Security) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of this Security to the date of determination, minus (c) any amount considered as part of the "stated redemption price at maturity" of this Security which has been paid on this Security from the date of issue to the date of determination.

          Section 7. MODIFICATION AND WAIVERS; SUBORDINATION; OBLIGATION OF THE COMPANY ABSOLUTE. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected thereby.
The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Provisions in the Indenture also permit the Holders of not less than a majority in principal amount of the Outstanding Securities of any series to waive on behalf of all of the Holders of Securities of such series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          The indebtedness evidenced by the Securities is, to the extent and in the manner set forth in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to such provisions of the Indenture. Each Holder of this Security, by accepting the same, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate such subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place and rate, and in the Currency herein prescribed.

          Section 8. DEFEASANCE AND COVENANT DEFEASANCE. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security, unless otherwise specified on the face hereof.

          Section 9. MINIMUM DENOMINATION. Unless otherwise provided on the face hereof, this Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. If this Security is denominated in a Specified Currency other than U.S. Dollars or is a Discount Security, this Security shall be issuable in the denominations set forth on the face hereof.

          Section 10. REGISTRATION OF TRANSFER. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at a Place of Payment for the series of Securities of which this Security forms a part, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          If the registered owner of this Security is the Depository (such a Security being referred to as a "GLOBAL SECURITY") and (i) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days after notice to the Company or (ii) an Event of Default occurs, the Company will issue Securities in certificated form in exchange for this Global Security. In addition, the Company may at any time, and in its sole discretion, determine not to have Securities represented by a Global Security and, in such event, will issue Securities in certificated form in exchange in whole for this Global Security. In any such instance, an owner of a beneficial interest in this Global Security will be entitled to physical delivery of Securities in certificated form equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in certificated form will be issued in denominations of $1,000 (or such other Minimum Denomination specified on the face hereof) or any amount in excess thereof which is an integral multiple of $1,000 (or such Minimum Denomination) and will be issued in registered form only, without coupons.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          Section 11. EVENTS OF DEFAULT. If an Event of Default with respect to the Securities of the series of which this Security forms a part shall have occurred and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

          Section 12. DEFINED TERMS. All terms used in this Security which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          Section 13. GOVERNING LAW. Unless otherwise specified on the face hereof, this Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

                              OPTION TO ELECT REPAYMENT


          The undersigned hereby irrevocably requests and instructs the Company to repay this Security (or the portion thereof specified below), pursuant to its terms, on the Optional Repayment Date first occurring after the date of receipt of the within Security as specified below (the "REPAYMENT DATE"), at a Repayment Price equal to 100% of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at:


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 (Please Print or Type Name and Address of the Undersigned.)

          FOR THIS OPTION TO ELECT REPAYMENT TO BE EFFECTIVE, THIS SECURITY WITH THE OPTION TO ELECT REPAYMENT DULY COMPLETED MUST BE RECEIVED AT LEAST 30 BUT NOT MORE THAN 45 DAYS PRIOR TO THE REPAYMENT DATE (OR, IF SUCH REPAYMENT DATE IS NOT A BUSINESS DAY, THE NEXT SUCCEEDING BUSINESS DAY) BY THE COMPANY AT ITS OFFICE OR AGENCY IN THE CITY OF NEW YORK, WHICH WILL BE LOCATED INITIALLY AT THE OFFICE OF THE TRUSTEE AT C/O THE BANK OF NEW YORK, 101 BARCLAY STREET, NEW YORK, 10286; ATTENTION: CORPORATE TRUST ADMINISTRATION.

          If less than the entire principal amount of this Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $__________.

          If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($1,000 or any integral multiple of $1,000; PROVIDED that any remaining principal amount of this Security shall not be less than the Minimum Denomination): $________.

Dated:
       ----------
                         -----------------------------------
                         Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of this Security in every particular without alterations or enlargement or any change whatsoever.

                                 --------------------


                                    ABBREVIATIONS


          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


          TEN COM   -    as tenants in common
          TEN ENT   -    as tenants by the entireties
          JT TEN    -    as joint tenants with right of survivorship and not as
                         tenants in common


          UNIF GIFT MIN ACT -...........Custodian................
                                   (Cust.)             (Minor)
                              Under Uniform Gifts to Minors Act

                             ....................................
                                        (State)

Additional abbreviations may also be used though not in the above list.


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                         FOR VALUE RECEIVED, the undersigned
                    hereby sell(s), assign(s) and transfer(s) unto




PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE


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        Please print or type name and address, including zip code of assignee

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the within Security of DEERE & COMPANY and all rights thereunder and does hereby irrevocably constitute and appoint


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Attorney to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.


Dated
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SIGNATURE GUARANTEED:
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                         ------------------------------------------------------
                         NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.